Exhibit 5.1

25 rue de Marignan
75008 Paris
Avocats à la Cour de Paris	Telephone (33) 1 56 43 56 43
Solicitors of the Supreme Court of England and Wales	Facsimile (33) 1 43 59 41 96
Palais J 030
The Issuers
c/o Compagnie Générale de Géophysique-Veritas
Tour Maine-Montparnasse
33, avenue du Maine
B.P. 191
75755 Paris Cedex 15
France
January 29, 2007
Our Ref                      TNO/LUR
Dear Sirs,
Compagnie Générale de Géophysique-Veritas (the “Company”) Senior Notes (the “Notes”) Guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) by Sercel Inc., Sercel Canada Ltd., Sercel Australia Pty Ltd, CGG Americas, Inc., CGG Canada Services Ltd., CGG Marine Resources Norge A/S, CGGVeritas Services Inc., Veritas DGC Land Inc., Veritas Geophysical Corporation, Veritas Investments Inc., Viking Maritime Inc., Veritas Geophysical (Mexico) LLC, Veritas DGC Asia Pacific Ltd. and Alitheia Resources Inc. (the “Guarantors” and together with the Company, the “Issuers”)
1	We have acted as special United States counsel to the Company and the Guarantors in connection with the Registration Statement on Forms F-3 and S-3 relating to the Securities (the “Registration Statement”) filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (the “Securities Act”). The Securities may be issued and sold or delivered as set forth in the Registration Statement, any amendment thereto, the preliminary prospectus contained therein (the “Preliminary Prospectus”), the final prospectus (the “Prospectus”), supplements to the Prospectus (the “Prospectus Supplements”) and periodic or current reports filed by the Company and incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus and any Prospectus Supplement.

2	This opinion is limited to the federal law of the United States and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other State of the United States or any other jurisdiction.

3	For the purpose of this opinion, we have examined the Registration Statement, including the Preliminary Prospectus, the Indenture, dated as of April 28, 2005, between the Issuers and The Bank of New York Trust Company, National Association (successor to JPMorgan Chase Bank, National Association), as Trustee (the “Trustee”) (the “2005 Indenture”), the supplemental indenture to the 2005 Indenture to be entered into between the Issuers and the Trustee and which has been filed with the Commission as an
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exhibit to the Registration Statement (the “Supplemental Indenture”), the indenture to be entered into between the Issuers and the Trustee and which has been filed with the Commission as an exhibit to the Registration Statement (the “2007 Indenture” and, together with the 2005 Indenture and the Supplemental Indenture, the “Indentures”), the forms of the Notes and the notation of Guarantees, such certificates and other documents, and such questions of law, as we have considered necessary or appropriate. We have assumed that the 2005 Indenture has been duly and validly authorized, executed and delivered by the Issuers, that at the time of execution, authentication, issuance and delivery of the Securities, the Supplemental Indenture and the 2007 Indenture will have been duly and validly authorized, executed and delivered by the Issuers, that the Securities, when issued, will conform to the forms examined by us and that the signatures on all documents examined by us are genuine, assumptions that we have not independently verified.

4	In our opinion:
4.1	assuming (i) the Notes have been validly authorized by the Company under the laws of the Republic of France, (ii) the terms of the Notes and of their issuance have been duly established in conformity with the Indentures, and the Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indentures upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement validly authorized by the Company, (iii) the Registration Statement has become automatically effective under the Securities Act upon filing and (iv) the 2005 Indenture has become and the 2007 Indenture will have become qualified under the Trust Indenture Act of 1939, as amended, the Notes will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.2	assuming (i) the Guarantees have been validly authorized by each Guarantor, as applicable, under the laws of the jurisdiction of incorporation of such Guarantor, (ii) the terms of the Guarantees and of their issuance have been duly established in conformity with the Indentures, and the Notes underlying the Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indentures upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement validly authorized by the Guarantors, (iii) the Registration Statement has become automatically effective under the Securities Act upon filing and (iv) the 2005 Indenture has become and the 2007 Indenture will have become qualified under the Trust Indenture Act of 1939, as amended, the Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
5	In connection with our opinions set forth in paragraphs 4.1 and 4.2 above, we have assumed that the 2005 Indenture has been duly and validly authorized, executed and delivered by the Trustee and that at the time of execution, authentication, issuance and delivery of the Securities, the Supplemental Indenture and the 2007 Indenture will have been duly and validly authorized, executed and delivered by the Trustee, assumptions that we have not independently verified.

6	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Yours faithfully,

/s/ Linklaters